As filed with the Securities and Exchange Commission on July 26, 2005
                                          Registration No. 333-126545
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         THE FIRST AMERICAN CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                   California                               95-1068610
        (State or Other Jurisdiction of                  (I.R.S. Employer
          Incorporation or Organization)               Identification Number)

                              1 First American Way
                        Santa Ana, California 92707-5913
                                 (714) 800-3000
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                           Kenneth D. DeGiorgio, Esq.
                                 General Counsel
                         The First American Corporation
                              1 First American Way
                        Santa Ana, California 92707-5913
                                 (714) 800-3000

           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                 With a copy to:

                               Neil W. Rust, Esq.
                                White & Case LLP
                              633 West Fifth Street
                          Los Angeles, California 90071
                                 (213) 620-7700

                  Approximate date of commencement of proposed
                sale to the public: As soon as practicable after
                 this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] Registration No.________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] Registration No.________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

========================= ====================== ====================== ====================== ======================
                                                       Proposed               Proposed
                                 Amount                 Maximum                Maximum               Amount Of
  Title of Securities             To Be             Offering Price            Aggregate            Registration
    To Be Registered           Registered              Per Unit            Offering Price               Fee
------------------------- ---------------------- ---------------------- ---------------------- ----------------------
   Common shares, par            483,322                $30.00               $14,499,660           $1,706.61(2)
     value $1.00(1)
========================= ====================== ====================== ====================== ======================

(1) The common shares being registered hereunder include the associated rights to purchase First American's Series A junior participating preferred shares. Such rights initially are attached to and trade with the common shares being registered hereunder.

(2) The registration fee is calculated pursuant to Rule 457(o) under the Securities Act. Registration fee was previously paid.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS
                 [INSERT LOGO OF THE FIRST AMERICAN CORPORATION]


                         THE FIRST AMERICAN CORPORATION
                         483,322 SHARES OF COMMON STOCK



     We issued $14,500,000 aggregate principal amount of 7.5% convertible notes due November 1, 2006 in a private offering on November 1, 1999. In connection with the private offering, we agreed to register the common shares into which the convertible notes are convertible to facilitate secondary trading by the holders of the convertible notes.

     The notes are convertible prior to maturity into shares of our common stock at an initial conversion price of $30.00 per share, subject to adjustment upon any stock split, reverse stock split, capital reorganization or like event.

     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission. Under this registration statement, (i) we may issue, from time to time, pursuant to one or more conversions, up to a total of 483,322 of our common shares in connection with the conversion of the convertible notes described above by the holders thereof and (ii) holders of the notes named in this registration statement may, upon the conversion of the convertible notes described above, offer for resale up to a total of 483,322 of our common shares at any time at market prices prevailing at the time of the sale or at privately negotiated prices. The selling security holders may sell the common shares directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. We will not receive any of the proceeds from the sale of the common shares by the selling security holders.


     Our common shares are traded on The New York Stock Exchange under the trading symbol "FAF."

     Investing in our common shares involves risk. See "Risk Factors" beginning on page 3 for a discussion of certain risks that you should consider before investing in our common shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     This prospectus is dated July 27, 2005

     In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and in each prospectus supplement, if any. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate only as of the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.



                         ------------------------------

                                TABLE OF CONTENTS
                                                                            Page

     Prospectus Summary........................................................1
     Risk Factors..............................................................3
     Use of Proceeds...........................................................4
     Selling Security Holders..................................................5
     Plan of Distribution......................................................6
     Where You Can Find More Information.......................................7
     Documents Incorporated by Reference.......................................7
     Special Note of Caution Regarding
       Forward-Looking Statements..............................................8
     Legal Matters.............................................................9
     Experts...................................................................9

                         ------------------------------

                                      (i)

                               PROSPECTUS SUMMARY

     This summary highlights information described more fully elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the common shares. You should read the entire prospectus carefully, including "Risk Factors" and our audited financial statements and the notes to those financial statements, which are incorporated by reference in this prospectus.

Our Company

     We are engaged in the business of providing business information and related products and services. Our operations include six reportable segments segregated into two business groups. The first group, Financial Services, includes title insurance and specialty insurance. The second group, Information Technology, includes mortgage information, property information, credit information and screening information. The title insurance segment issues policies, which are insured statements of the condition of title to real property, and provides other related services, including trust, banking and investment advisory services. The specialty insurance segment provides home warranties, which protect homeowners against defects in home fixtures, and also offers property and casualty insurance. The mortgage information segment primarily provides to mortgage lender customers flood zone determination reports that provide information on whether or not a property is in a special flood hazard area, the status of tax payments on real property securing loans, default services, and other mortgage information services. The property information segment supplies core real estate data, providing, among other things, property valuation information, title information, tax information and imaged title documents. The credit information segment provides conventional credit information as well as sub-prime credit information. The screening information segment, which comprises First Advantage Corporation, a Nasdaq-listed company and our majority-owned subsidiary, provides employment screening and other occupational health services, resident screening, risk mitigation services and consumer location services.

     The following is a list of our primary businesses:

                               Financial Services
o        Residential title insurance                         o        1031 tax-deferred exchange services

o        National/Commercial title insurance                 o        Home warranty

o        Subdivision title insurance                         o        Property and casualty insurance

o        Equity loan services                                o        Trust and investment services

o        Aircraft and vessel title insurance                 o        Title and escrow systems


                             Information Technology

o        Flood zone determinations                           o        Specialized credit reporting

o        Residential and commercial real estate tax          o        Pre-employment screening and occupational
         reporting and valuation services                             health services

o        Default management services                         o        Sub-prime consumer information

o        Property characteristic and valuation information   o        Resident screening


o        Title plant and document imaging services           o        Motor vehicle reports

o        Appraisal and property valuation                    o        Consumer credit reports

o        Credit reporting and information management         o        Mortgage document services

     Our principal executive office is located at 1 First American Way, Santa Ana, California 92707-5913, and our telephone number is (714) 800-3000.

The Offering

Issuer......................................     The First American Corporation.
Securities Offered..........................     483,322 shares of common stock, par value $1.00.
Use of Proceeds.............................     We will not receive any proceeds from the issuance of the common shares or from the resale of such shares by selling security holders.

                                  RISK FACTORS

     You should carefully consider each of the following risk factors, as well as the other information contained elsewhere in this prospectus, and the information incorporated by reference before deciding to purchase any of our common shares. We face risks other than those listed here, including those that are unknown to us and others of which we may be aware of but, at present, consider immaterial. Because of the following factors, as well as other variables affecting our operating results, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

RISKS RELATED TO OUR BUSINESS

     CERTAIN RECURRING TRENDS GENERALLY RESULT IN A DECREASE IN THE DEMAND FOR OUR PRODUCTS.

     Demand for our products generally decreases as the number of real estate transactions in which our products are purchased decreases. We have found that the number of real estate transactions in which our products are purchased decreases in the following situations:

     o    when mortgage interest rates are high;

     o    when the mortgage fund supply is limited; and

     o    when the United States economy is weak.

     We believe that this trend will recur.

     CHANGES IN GOVERNMENT REGULATION COULD PROHIBIT OR LIMIT OUR OPERATIONS.

     Our title insurance, property and casualty insurance, home warranty, thrift, trust and investment businesses are regulated by various federal, state and local governmental agencies. Many of our other businesses operate within statutory guidelines. Changes in the applicable regulatory environment or statutory guidelines could prohibit or restrict our existing or future operations. Such restrictions may restrict our ability to implement rate increases, acquire assets or businesses or otherwise have a negative impact on our ability to increase our operating results. Such regulation may adversely affect our financial performance.

     WE MAY BE SUBJECT TO INCREASED REGULATION REGARDING THE USE OF PERSONAL INFORMATION.

     Certain data and services we provide are subject to regulation by various federal, state and local regulatory authorities. Compliance with existing federal, state and local laws and regulations has not had a material adverse effect on our results of operations or financial condition to date. Nonetheless, federal, state and local laws and regulations in the United States designed to protect the public from the misuse of personal information in the marketplace and adverse publicity or potential litigation concerning the commercial use of such information may increasingly affect our operations and could result in substantial regulatory compliance expense, litigation expense and/or a loss of revenue.

RISKS RELATED TO OUR COMPANY

     WE MAY NOT BE ABLE TO PURSUE OUR ACQUISITION STRATEGY.

     We intend to continue to grow through acquisitions. We may not be able to identify suitable acquisition candidates or complete acquisitions on satisfactory terms. A number of our competitors also have adopted the strategy of expanding and diversifying through acquisitions. We will continue to experience competition in our effort to execute on our acquisition strategy. As a result, we may be unable to continue to make acquisitions or may be forced to pay more for the companies we are able to acquire.

     THE INTEGRATION OF COMPANIES THAT WE ACQUIRE MAY BE DIFFICULT AND MAY RESULT IN A FAILURE TO REALIZE SOME OF THE ANTICIPATED POTENTIAL BENEFITS OF ACQUISITIONS.

     When companies are acquired, we may not be able to integrate or manage these businesses so as to produce returns that justify the investment. Any difficulty in successfully integrating or managing the operations of the businesses could have a material adverse effect on our business, financial condition, results of operations or liquidity, and could lead to a failure to realize any anticipated synergies. Our management also will be required to dedicate substantial time and effort to the integration of acquisitions. These efforts could divert management's focus and resources from other strategic opportunities and operational matters.

     OUR EARNINGS MAY BE REDUCED IF ACQUISITION PROJECTIONS ARE INACCURATE.

     Our earnings have improved since 1991 in large part because of our acquisition and integration of non-title insurance businesses. These businesses generally have higher margins than our title insurance businesses. For example, pretax margins for our title insurance and services segment were 8.2% in 2004, while pretax margins for the segments in our information technology group in the same year averaged 23.3%. The success or failure of acquisitions in this group has depended in large measure upon the accuracy of our projections. These projections are not always accurate. Inaccurate projections have historically led to lower-than-expected earnings.

     AS A HOLDING COMPANY, WE DEPEND ON DISTRIBUTIONS FROM OUR SUBSIDIARIES, AND IF DISTRIBUTIONS FROM OUR SUBSIDIARIES ARE MATERIALLY IMPAIRED, OUR ABILITY TO DECLARE AND PAY DIVIDENDS MAY BE ADVERSELY AFFECTED.

     First American is a holding company whose primary assets are the securities of its operating subsidiaries. Our ability to pay dividends is dependent on the ability of our subsidiaries to pay dividends or repay funds to us. If our operating subsidiaries are not able to pay dividends or repay funds to us, we may not be able to declare and pay dividends to you. Moreover, pursuant to insurance and other regulations under which our insurance subsidiaries operate, the amount of dividends, loans and advances available to us is limited. Under such regulations, the maximum amount of dividends, loans and advances available to us from our insurance subsidiaries in 2004 was $313.4 million.

     CERTAIN PROVISIONS OF OUR CHARTER AND RIGHTS PLAN MAY MAKE A TAKEOVER OF OUR COMPANY DIFFICULT EVEN IF SUCH TAKEOVER COULD BE BENEFICIAL TO SOME OF OUR SHAREHOLDERS.

     Our restated articles of incorporation authorize the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board is empowered, without further shareholder action, to issue shares or series of preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights, including the ability to receive dividends, of our common shareholders. The issuance of such preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control. In conjunction with the rights plan discussed below, we have authorized the issuance of our Series A Junior Participating Preferred Shares. Although we have no present intention of issuing any additional shares or series of preferred stock, we cannot guarantee that we will not make such an issuance in the future.

     We have adopted a rights plan which could, alone or in combination with our restated articles of incorporation, discourage transactions involving actual or potential changes of control, including transactions that otherwise could involve payment of a premium over prevailing market prices to our shareholders for their common shares.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the issuance of the common shares or from the resale of such shares by selling security holders.

                            SELLING SECURITY HOLDERS


     The table below sets forth, as of the date of this prospectus, the following information:

          o the name of each holder of the convertible notes described above and the number of common shares that such holder may receive upon conversion of his or her convertible note and that may be sold pursuant to this prospectus;

          o the number of our common shares that each selling security holder owns as of such date;

          o the number of our common shares that may, assuming the conversion in full of all of the convertible notes described above, be offered for sale by each selling security holder from time to time pursuant to this prospectus;

          o the number of our common shares to be held by each selling security holder assuming the conversion in full of all of the convertible notes described above and the sale of all the shares offered hereby; and

          o by footnote, any position or office held or material relationship with The First American Corporation or any of its affiliates within the past three years, other than that of being a shareholder.

                                                                                       Number of         Common Shares Owned of
                                                                     Common Shares   Common Shares       Record After Completion
                                                                         to be       to be Offered            of the Offering
                                                                     Received Upon      for the
                                                     Common Shares   Conversion of      Selling
                                                       Owned of           the           Security
Name of Convertible Note Holder (Selling Security    Record Prior     Convertible       Holder's
                     Holder)                        to the Offering      Notes          Account            Number     Percentage
------------------------------------------------    ---------------   ------------    -------------      ----------  ------------
Anvil Bancorp                                                     0          32,293          32,293              0       *
Beall Family Trust, Donald R. Beall, as Trustee                   0          53,823          53,823              0       *
BMH, LLC                                                          0          38,752          38,752              0       *
Roy A. Brown & Vivian S. Brown, Community Property                0           5,382           5,382              0       *
Cay Cowie                                                         0           5,382           5,382              0       *
Donald J. Drake, MD, Inc., P./P.S. Trust                          0          10,764          10,764              0       *
Robert and Jo Ann Fawcett Family Trust                            0          16,146          16,146              0       *
George J. Grupp(1)                                     4,857.078(2)          10,764          10,764   4,857.078(2)       *
Daniel M. Houck                                                   0          17,223          17,223              0       *
Lincoln Trust Company Custodian FBO George M.
McNamee #61135420(3)                                            122           3,918           3,918            122       *
Edwin C. Lynch                                                    0           2,691           2,691              0       *
Russ Lyon, Jr., and Rosalyn B. Lyon, Community
Property                                                          0          10,764          10,764              0       *
Dirk R. McNamee(4)                                                0          38,752          38,752              0       *
George M. McNamee, Trustee of the George M.
McNamee Family Trust(3)                                           0          74,125          74,125              0       *
Philip H. McNamee                                                 0          60,282          60,282              0       *
National Reinsurance Corporation                                  0          43,058          43,058              0       *
John A. Propstra                                                  0           5,382           5,382              0       *
Earl F. Rippee                                                9,000          32,293          32,293          9,000       *
Marylou S. Smith and Brit O. Smith Family Trust                   0          10,764          10,764              0       *
Universal Asphalt Profit Sharing Plan                             0          10,764          10,764              0       *

* Less than 1%.

(1) Since 1999, Mr. Grupp has served as Director, Executive Vice President, Vice President, Chief Financial Officer, Treasurer and Investment Committee Member for various subsidiaries and affiliates of The First American Corporation, including

GPIC Holdings, Inc., Five Star Holdings, Inc., First American Property & Casualty Insurance Company and First American Specialty Insurance Company.

(2) Includes 1,000 common shares which Mr. Grupp has the right to acquire by virtue of options which may be exercised at any time.

(3) Mr. McNamee, beneficiary of Lincoln Trust Company #61135420 and Trustee of the George M. McNamee Family Trust currently serves as Chairman of the Board of Directors of Five Star Holdings, Inc. and a Director and Vice President of GPIC Holdings, Inc. and beneficially owns 27,315 common shares of The First American Corporation, in addition to the common shares to be received upon conversion of the 7.5% convertible notes due November 1, 2006 that may be deemed to be beneficially owned by Mr. McNamee as beneficiary of Lincoln Trust Company #61135420 and Trustee of the George M. McNamee Family Trust.

(4) Mr. McNamee currently serves as a Director and President of Five Star Holdings, Inc. and a Director, Chief Operating Officer and Vice President of GPIC Holdings, Inc.

                              PLAN OF DISTRIBUTION

Issuance of the Common Shares

     We are registering the common shares issuable upon conversion of up to $14,500,000 aggregate principal amount of 7.5% convertible notes due November 1, 2006, issued in a private offering on November 1, 1999 to permit public secondary trading of such common shares by the selling security holders from time to time after the date of this prospectus. The conversion price of these notes is $30.00. We have agreed, among other things, to bear all expenses in connection with the registration and issuance of the common shares issuable upon conversion of the notes, which we expect will be minimal.

     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission. Under this registration statement, we may issue, from time to time, pursuant to one or more conversions, up to a total of 483,322 of our common shares. No dealers will be involved in the issuance and initial distribution of the common shares registered pursuant to this registration statement.

Sale by Selling Security Holders

     Selling security holders may sell the common shares registered pursuant to this registration statement in any combination of the following:

          o through the New York Stock Exchange or any national securities exchange on which our common shares have been approved for listing in the future;

          o    directly to purchasers in negotiated transactions;

          o by or through brokers or dealers, in ordinary brokerage transactions or transactions in which the broker solicits purchases;

          o in block trades in which the broker or dealer will attempt to sell securities as an agent but may position and resell a portion of the block as principal;

          o in a transaction in which a broker or dealer purchases as principal for resale for its own account; or

          o    through underwriters or agents.

     Resales by selling security holders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. The fees earned by or paid to the securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. Our common shares may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. The securities firm may resell the shares through other securities dealers, and commissions or concessions to those other dealers may be allowed. Such selling security holders may indemnify any securities firm participating in such transactions against certain liabilities, including liabilities under the Securities Act and to reimburse them for any expenses in connection with an offering or sale of securities.

     The selling security holders and any broker-dealers who act in connection with the sale of shares hereunder may be deemed to be an "underwriter" within the meaning of the Securities Act. Any commissions received by them and profit on any resale of such shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

     Selling security holders may also offer common shares covered by this prospectus by means of prospectuses under other registration statements or pursuant to exemptions from the registration requirements of the Securities Act, including sales that meet the requirements of Rule 144 under the Securities Act. Selling security holders should seek the advice of their own counsel about the legal requirements for such sales.


     We will not receive any part of the proceeds from the resale by the selling security holders of any shares under this prospectus. We will bear all expenses other than selling discounts and commissions and fees and expenses of the selling security holders in connection with the registration of the shares being reoffered by the selling security holders.


                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC may charge a fee for making copies. You may call the SEC at (800) 732-0330 for more information on the operation of the Public Reference Room, and on the availability of other Public Reference Rooms. Our filings with the SEC are also available to the public on the Internet through the SEC's EDGAR database. You may access the EDGAR database at the SEC's web site at www.sec.gov.

     This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. As allowed by SEC rules, this prospectus does not contain all of the information that is in the registration statement and the exhibits to the registration statement. For further information about First American, investors should refer to the registration statement and its exhibits. A copy of the registration statement and its exhibits may be inspected, without charge, at a Public Reference Room or on the SEC's web site.

     It is important for you to analyze the information in this prospectus, the registration statement and the exhibits to the registration statement, and additional information described under the heading "Documents Incorporated By Reference" below before you make your investment decision.


                       DOCUMENTS INCORPORATED BY REFERENCE

     The SEC allows us to "incorporate by reference" certain information in documents we file with them, which means that we can disclose important information to you in this prospectus by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus, information filed subsequently that is incorporated by reference and information in any prospectus supplement. These documents contain important business and financial information about our company, including information concerning its financial performance, and we urge you to read them. We incorporate by reference into this prospectus all of the following documents:

     o our annual report on Form 10-K for the fiscal year ended December 31, 2004;

     o our quarterly report on Form 10-Q for the quarter ended March 31, 2005;

     o our current reports on Form 8-K dated January 25, 2005, March 23, 2005 and May 24, 2005;

     o the description of our common shares, $1.00 par value, contained in our registration statement on Form 8-A, dated November 19, 1993, which registers the shares under Section 12(b) of the Exchange Act; and

     o the description of rights to purchase Series A junior participating preferred shares, which are transferred with First American's common shares, contained in its registration statement on Form 8-A, dated November 7, 1997, which registers the rights under Section 12(b) of the Exchange Act.

     We also incorporate into this prospectus all of our filings with the SEC made pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act that we file after date of this prospectus but prior to the termination of any offering of common shares made by this prospectus. Information in this prospectus, any prospectus supplement and incorporated by reference is only current as of the date it is made. Information in documents that we subsequently file with the SEC will automatically update and supersede any previously disclosed information.

     However, any documents or portions thereof or any exhibits thereto that we furnish to, but do not file with, the SEC shall not be incorporated or deemed to be incorporated by reference into this prospectus.

     We will furnish to you without charge, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus, except for exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents. Requests should be addressed to:

                         The First American Corporation
                                 Mark R Arnesen
                              1 First American Way
                        Santa Ana, California 92707-5913
                                 (714) 800-3000

          SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference herein contain "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements are based on our management's estimates and assumptions and take into account only the information available at the time the forward-looking statements are made. Although we believe these estimates and assumptions are and will be reasonable, forward-looking statements involve risks, uncertainties and other factors that could cause our actual results to differ materially from those suggested in the forward-looking statements. Forward-looking statements include the information concerning future financial performance, business strategy, projected plans and objectives of First American set forth in this prospectus and the documents incorporated by reference herein, including:

     o    statements about any future increase in refinancing activity;

     o continued strong relationships with lenders and our ability to leverage such relationships;

     o future cash flows from operations and anticipated operational cash requirements; and

     o    the scope of our services.

     The words "anticipates," "estimates," "projects," "forecasts," "goals," "believes," "expects," "intends," and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties. The following are some important factors that could cause actual results to differ materially from those in forward-looking statements:

     o changes in the real estate market, interest rates or the general economy;

     o    limitations on access to public records and other data;

     o changes in government regulations that are applicable to our regulated businesses;

     o    our continued ability to identify businesses to be acquired;

     o    changes in our ability to integrate businesses which we acquire;

     o    an increase in our expenses;

     o    consolidation among our significant competitors or customers;

     o    general volatility in the capital markets; and

     o other factors described in our annual report on Form 10-K for the fiscal year ended December 31, 2004.

     Our actual results, performance or achievement could differ materially from those expressed in, or implied by, forward-looking statements and, accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations and financial condition of First American. The forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

                                  LEGAL MATTERS

     The validity of the common stock offered hereunder will be passed upon by White & Case LLP, 633 West Fifth Street, Los Angeles, California 90071.

                                     EXPERTS

     The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                               *        *         *

                         THE FIRST AMERICAN CORPORATION

                         483,322 SHARES OF COMMON STOCK

                 [INSERT LOGO OF THE FIRST AMERICAN CORPORATION]

                                  ------------

                                   PROSPECTUS

                                  ------------


     We have not authorized anyone to give you any information that differs from the information in this prospectus. If you receive any different information, you should not rely on it.

     The delivery of this prospectus shall not, under any circumstances, create an implication that THE FIRST AMERICAN CORPORATION is operating under the same conditions that it was operating under on the date of this prospectus. Do not assume that the information contained in this prospectus is correct at any time past the date indicated.

     This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the securities to which it relates.

     This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the securities to which it relates in any circumstances in which such offer or solicitation is unlawful.

                               Dated July 27, 2005

                                     PART II
                     Information Not Required in Prospectus

Item 14.          Other Expenses of Issuance and Distribution.

     The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated to be as follows:

         SEC registration fee.........................................$1,706.61
         Printing fees*...............................................$0.00
         Legal fees and expenses*.....................................$25,000.00
         Accounting fees and expenses*................................$25,000.00
         Miscellaneous*...............................................$5,000.00
              Total...................................................$56,706.61
         -----------------
         *  Estimated

Item 15.       Indemnification of Directors and Officers.

     Subject to certain limitations, Section 317 of the California Corporations Code provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent (which term includes officers and directors) of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

     The California indemnification statute, as provided in Section 317 of the California Corporations Code (noted above), is nonexclusive and allows a corporation to expand the scope of indemnification provided, whether by provisions in its Bylaws or by agreement, to the extent authorized in the corporation's articles.

     The Restated Articles of Incorporation of the Registrant provide that: "The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law." The effect of this provision is to exculpate directors from any liability to the Registrant, or anyone claiming on the Registrant's behalf, for breaches of the directors' duty of care. However, the provision does not eliminate or limit the liability of a director for actions taken in his capacity as an officer. In addition, the provision applies only to monetary damages and is not intended to impair the rights of parties suing on behalf of the Registrant to seek equitable remedies (such as actions to enjoin or rescind a transaction involving a breach of the directors' duty of care or loyalty).

     The Bylaws of the Registrant provide that, subject to certain qualifications, "(i) The corporation shall indemnify its Officers and Directors to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the corporation is required to advance expenses to its Officers and Directors as incurred, including expenses relating to obtaining a determination that such Officers and Directors are entitled to indemnification, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) an Officer or Director may bring suit against the corporation if a claim for indemnification is not timely paid; (iv) the corporation may not retroactively amend this Section 1 in a way which is adverse to its Officers and Directors; (v) the provisions of subsections (i) through
(iv) above shall apply to all past and present Officers and Directors of the corporation." "Officer" includes the following officers of the Registrant:
Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Chief Financial Officer, Treasurer, Assistant Treasurer and such other officers as the board shall designate from time to time. "Director" of the Registrant means any person appointed to serve on the Registrant's board of directors either by its shareholders or by the remaining board members.

     Each of the Registrant's 1996 Stock Option Plan, 1997 Directors' Stock Plan, 401(k) Savings Plan, Pension Plan, Pension Restoration Plan and Employee Profit Sharing and Stock Ownership Plan (for purposes of this paragraph only, each individually, the "Plan") provides that, subject to certain conditions, the Registrant may, through the purchase of insurance or otherwise, indemnify each member of the Board (or board of directors of any affiliate), each member of the committee charged with administering the Plan, and any other employees to whom any responsibility with respect to the Plan is allocated or delegated, from and against any and all claims, losses, damages, and expenses, including attorneys' fees, and any liability, including any amounts paid in settlement with the Registrant's approval, arising from the individual's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person.

     The Registrant's Deferred Compensation Plan (for purposes of this paragraph only, the "Plan") provides that, "To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law."

     Each of the Registrant's Management Supplemental Benefit Plan and Executive Supplemental Benefit Plan (for purposes of this paragraph only, each individually, the "Plan") provides that, subject to certain conditions, the Registrant may, through the purchase of insurance or otherwise, indemnify and hold harmless, to the extent permitted by law, the members of the Board of Directors and any other employees to whom any responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys' fees) incurred by such parties in performing their duties and responsibilities under the Plan, provided that such party or parties were not guilty of willful misconduct.

     The Registrant has a policy of liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 16.       Exhibits.

Exhibit
Number         Description
-------------------------------------------------------------------------------

See Exhibit Index.

Item 17.       Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during the period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               *        *         *

                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Ana, state of California, on July 26, 2005.

                                      THE FIRST AMERICAN CORPORATION


                                      By:     /s/  Parker S. Kennedy
                                         ---------------------------------------
                                                   Parker S. Kennedy
                                            Chairman and Chief Executive Officer
                                                (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated and on July 26, 2005.

                                      By:      /s/  Parker S. Kennedy
                                         ---------------------------------------
                                                    Parker S. Kennedy
                                          Chairman and Chief Executive Officer
                                             (Principal Executive Officer)

                                      By:      /s/  Thomas A. Klemens
                                         ---------------------------------------
                                                    Thomas A. Klemens
                                            Senior Executive Vice President and
                                                 Chief Financial Officer
                                               (Principal Financial Officer)

                                      By:      /s/  Max O. Valdes
                                         ---------------------------------------
                                                    Max O. Valdes
                                        Vice President, Chief Accounting Officer
                                             (Principal Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Date: July 26, 2005                         By:                *
                                               --------------------------------
                                                  Parker S. Kennedy, Chairman

Date: July 26, 2005                         By:                *
                                               --------------------------------
                                                   D.P. Kennedy, Chairman
                                                   Emeritus and Director

Date: July 26, 2005                         By:                 *
                                               --------------------------------
                                                   Gary J. Beban, Director

Date: July 26, 2005                         By:                 *
                                               --------------------------------
                                                   J. David Chatham, Director

Date: July 26, 2005                         By:                 *
                                               --------------------------------
                                                Hon. William G. Davis, Director

Date: July 26, 2005                         By:                 *
                                               --------------------------------
                                                   James L. Doti, Director

                                            By:
                                               --------------------------------
                                                 Lewis W. Douglas, Jr., Director

Date: July 26, 2005                         By:                  *
                                               --------------------------------
                                                   Paul B. Fay, Jr., Director

Date: July 26, 2005                         By:                  *
                                               --------------------------------
                                                   Frank E. O'Bryan, Director

                                            By:
                                               --------------------------------
                                                   Roslyn B. Payne, Director

Date: July 26, 2005                         By:                  *
                                               --------------------------------
                                                   D. Van Skilling, Director

Date: July 26, 2005                         By:                  *
                                               --------------------------------
                                                   Herbert B. Tasker, Director

Date: July 26, 2005                         By:                  *
                                               --------------------------------
                                                Virginia M. Ueberroth, Director


*By:    /s/  Kenneth D. DeGiorgio
    ----------------------------------------
             Kenneth D. DeGiorgio
               Attorney-in-Fact

                                  Exhibit Index

Exhibit
Number              Description
--------------------------------------------------------------------------------

4.1 Description of Registrant's capital stock in Article Sixth of Registrant's Restated Articles of Incorporation, dated July 14, 1998 (incorporated by reference from Exhibit 3.1 of Amendment No. 1, dated July 28, 1998, to Registrant's Registration Statement No. 333-53681 on Form S-4) (contained in Certificate of Amendment of Restated Articles of Incorporation of Registrant, dated April 23, 1999 and Certificate of Amendment of Restated Articles of Incorporation of Registrant, dated May 11, 2000).

4.2 Rights Agreement (incorporated by reference from Exhibit 4 of Registrant's Registration Statement on Form 8-A dated November 7, 1997).

5.1* Opinion of White & Case LLP regarding validity of the common shares.

23.1                Consent of PricewaterhouseCoopers LLP.

23.2*               Consent of White & Case LLP (contained in Exhibit 5.1).

24.1*                Power of Attorney.

------------------------------------

*Previously filed.